Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated December 15, 2008 for the Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Company Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor SMID Value Fund and Harbor Small Cap Value Fund and our report dated December 18, 2008 on the Harbor International Fund, Harbor International Growth Fund, Harbor Global Value Fund and Harbor Commodity Real Return Strategy Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Short Duration Fund and Harbor Money Market Fund (the Funds comprising the Harbor Funds) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2008 in Post Effective Amendment No. 62 to the Registration Statement (Form N-1A, No. 33-5852).

/s/ Ernst & Young LLP

Boston, Massachusetts

December 26, 2008